Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of the Registrant

Subsidiaries	Place of Incorporation
First High-School Education Group BVI	BVI
First High-School HK	Hong Kong
Yunnan Century Long-Spring Technology Co., Ltd.	PRC
Yunnan Long-Spring Logistics Service Co., Ltd.	PRC

Consolidated Variable Interest Entities	Place of Incorporation
Long-Spring Education Holding Group Limited	PRC
Kunming Xishan Long-Spring Experimental Secondary School	PRC
Kunming Chenggong Long-Spring Experimental Secondary School	PRC
Yiliang Long-Spring Experimental Secondary School	PRC
Qujing Hengshui Experimental Secondary School	PRC
Yunnan Yuxi Hengshui Experimental High School	PRC
Yunnan Hengshui Experimental Secondary School—Xishan School	PRC
Yunnan Long-Spring Foreign Language Secondary School	PRC
Zhenxiong Long-Spring Advanced Secondary School	PRC
Qiubei Long-Spring Experimental Secondary School	PRC
Mengla Long-Spring Experimental Secondary School	PRC
Xinping Long-Spring Advanced Secondary School Co., Ltd.	PRC
Xishuangbanna Long-Spring Experimental Secondary School Co., Ltd.	PRC
Yunnan Lihua Education Technology Co., Ltd.	PRC
Wenshan Long-Spring Experimental Secondary School	PRC
Yunnan Long-Spring Education Holding Group Hengshui Experimental Middle School Management Co., Ltd	PRC
Kunming Wuhua District Zhuorui Cultural Training School Co., Ltd	PRC
Kunming Guandu Hengshizhong Education Training School Co., Ltd.	PRC
Zunyi Hengshi Education Technology Co., Ltd.	PRC
Shaanxi Hengshi Hengzhong Education Technology Co., Ltd.	PRC
Yunnan Hengshun Property Service Co., Ltd.	PRC
Beijing Yigao Education Technology Co., Ltd.	PRC
Beijing New Vocational Education Cultural Development Co., Ltd.	PRC
Guangxi New Vocational Education Technology Co., Ltd.	PRC
Guizhou New Vocational Education Technology Co., Ltd.	PRC
New Vocational Education (Hebei) Education Technology Co., Ltd.	PRC
New Vocational Education (Henan) Education Technology Co., Ltd.	PRC
New Vocational Education (Chengdu) Cultural Development Co., Ltd.	PRC
New Vocational Education (Shandong) Cultural Development Co., Ltd.	PRC
New Vocational Education (Yunnan) Cultural Development Co., Ltd.	PRC
Beijing Hualing International Human Resource Co. Ltd.	PRC